Exhibit 10.2

First Amendment to

Common Stock Purchase Agreement

This First Amendment to the Common Stock Purchase Agreement (the “First Amendment”) is made and entered into as of the 7th day of August, 2020 (the “First Amendment Effective Date”) by and between RECRO PHARMA, INC., a Pennsylvania corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).

WHEREAS:

The Company and the Buyer entered into that certain Common Stock Purchase Agreement (the “Agreement”) dated as of February 19, 2019. The Company and the Buyer now desire to amend the Agreement, however, only as set forth in this First Amendment.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. The introductory recital of the Agreement is deleted in its entirety and replaced by the following:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Thirty Million Dollars ($30,000,000) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

2.Section 1(h) of the Agreement is deleted in its entirety and replaced by the following:

Compliance with Principal Market Rules.  Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(e), the total number of shares of Common Stock that may be issued under this Agreement, including the Commitment Shares (as defined in Section 4(e) hereof), shall be limited to 4,725,734 shares of Common Stock (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such 19.99%.  The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $4.11 (the “Minimum Price”), a price equal to the lower of (1) the Closing Sale Price immediately preceding the execution of this Agreement or (2) the arithmetic average of the five (5) Closing Sale Prices for the Common Stock immediately preceding the execution of this Agreement (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply).  The Minimum Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

3.Section 4(a) of the Agreement is deleted in its entirety and replaced by the following:

Filing of Form 8-K and Prospectus Supplement. The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby or the Company may, in its discretion, disclose this Agreement and the transactions contemplated hereby in its Quarterly Report on Form 10-Q if filed within four Business Days after the date of the execution of this Agreement.  The Company shall file within two (2) Business Days from the date hereof a prospectus supplement to the prospectus dated March 21, 2019 forming a part of the Company’s existing shelf registration statement on Form S-3 (File No. 333-229734, the “Shelf Registration Statement”) covering the sale of the Purchase Shares (the “Prospectus Supplement”) in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (the “Registration Rights Agreement”).  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement and any New Registration Statement (as defined in the Registration Rights Agreement) effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Securities to the Buyer until such time as (i) it no longer qualifies to make sales under the Shelf Registration Statement (which shall be understood to include the inability of the Company to immediately register sales of Securities to the Buyer under the Shelf Registration Statement or any New Registration Statement pursuant to General Instruction I.B.6 of Form S-3), (ii) the date on which all the Securities have been sold under this Agreement and no Available Amount remains thereunder, or (iii) the Agreement has been terminated.  The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses or prospectus supplements, including the Prospectus Supplement, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

4.Section 10(b) of the Agreement is deleted in its entirety and replaced by the following:

“Available Amount” means initially Thirty Million Dollars ($30,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof.

5.Section 10(h) of the Agreement is deleted in its entirety and replaced by the following:

“Maturity Date” means March 20, 2022.

6.The following is added to Section 10 of the Agreement:

“First Amendment” means the First Amendment to the Common Stock Purchase Agreement, dated as of August 7, 2020, by and between the Company and the Buyer.

7.Except as amended and modified by this First Amendment, the Agreement is hereby ratified and affirmed.

[Signature page follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

 THE COMPANY:

RECRO PHARMA, INC.

By: /s/ Ryan D. Lake

Name: Ryan D. Lake

Title: Chief Financial Officer

BUYER:

ASPIRE CAPITAL FUND, LLC

BY: ASPIRE CAPITAL PARTNERS, LLC

BY: SGM HOLDINGS CORP.

By: /s/ Steven G. Martin

Name: Steven G. Martin

Title: President

[Signature page to First Amendment to Common Stock Purchase Agreement]